AMENDMENT NO. 1 TO
SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

AS OF JUNE 30, 2016

       This Schedule to the Distribution Agreement between Delaware Group Equity Funds V and Delaware Distributors, L.P. entered into as of May 15, 2003, amended and restated on January 4, 2010, and further amended and restated on February 25, 2016 (the ?Agreement?) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

Series Name
Class Names
Total 12b-1 Plan Fee Rate (per annum of the Series? average daily net assets represented by shares of the Class)
Portion designated as Service Fee Rate (per annum of the Series? average daily net assets represented by shares of the Class)
Effective Date
Delaware Small Cap
Core Fund
Class A
0.25%

April 19, 2001

Class C
1.00%
..25%
April 19, 2001

Class R
..50%

May 15, 2003

Class R6
N/A

February 25, 2016

Institutional Class
N/A

April 19, 2001

Delaware Small Cap
Value Fund
Class A
0.25%

April 19, 2001

Class C
1.00%
..25%
April 19, 2001

Class R
..50%

May 15, 2003

Class R6
N/A

February 25, 2016

Institutional Class
N/A

April 19, 2001

Delaware Wealth Builder Fund (formerly, Delaware Dividend Income Fund)
Class A
..25%

April 19, 2001

Class C
1.00%
..25%
April 19, 2001

Class R
..50%

May 15, 2003

Institutional Class
N/A

April 19, 2001

DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC., General Partner

By:  /s/ BRETT WRIGHT
Name: Brett Wright
Title: President

DELAWARE GROUP EQUITY FUNDS V
on behalf of the Series listed on Schedule I

By:  /s/ SHAWN K. LYTLE
Name: Shawn K. Lytle
Title: President and Chief Executive Officer
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